Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112557, 333-71912, 333-59306, 333-55968, 333-45980, 333-45042, 333-37884, 333-96163 and 333-88159) and Form S-3 (Nos. 333-106856, 333-113312 and 333-115389) of Red Hat, Inc. of our report dated May 6, 2004 relating to the consolidated financial statements which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina

May 11, 2004